Exhibit 1.1

 Execution Copy

DISTRIBUTION AGREEMENT

March 2, 2021

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.
745 Seventh Avenue

New York, New York 10019

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor

New York, NY 10171

JMP Securities LLC
400 Park Avenue, 5th Floor

New York, NY 10022

Raymond James & Associates, Inc.
50 N. Front St., 20th Floor

Memphis, TN 38103

Ladies and Gentlemen:

Broadmark Realty Capital Inc., a Maryland corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC, Barclays Capital Inc., B. Riley Securities, Inc., JMP Securities LLC and Raymond James & Associates Inc., each as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (each, an “Agent” and collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $200,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-251075) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents (the “Effective Time”), including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time. “Basic Prospectus” means the prospectus dated January 15, 2021 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares; and “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(j) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company and each Agent agree as follows:

1.        Issuance and Sale.

(a)              Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides such Agent with any due diligence materials and information reasonably requested by such Agent necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to such Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b)              Subject to the terms and conditions set forth below, the Company appoints the applicable Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Such Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through an Agent, and such Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.

(c)               Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing.

(d)               If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)               If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)               The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2.         Transaction Acceptances and Terms Agreements.

(a)              The Company may, from time to time during the Term, propose to an Agent that the Company and such Agent enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by telephone or by email from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	if other than 2.00% of the Gross Sales Price, such Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares such that the Gross Sales Price contemplated by such Transaction Proposal, when added to the aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in an aggregate Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate number and aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Sales Price of Shares and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)              The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement shall be a percentage, not to exceed 2.00%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when such Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below) the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Sections 5(a) and (b) hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less such Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

(c)              Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d)              If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e)              If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agents.

(f)	(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)  The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)              Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of such Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)              Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to the applicable Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and no Agent shall be obligated to offer or sell any Shares, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(i) hereof, at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (the “Filing Time”) that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(i)               If the Company wishes to offer or sell Shares at any time during the period from and including the date that the Company publicly distributes an Earnings Announcement through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to the applicable Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in the relevant Earnings Announcement, other than any earnings projections and similar forward-looking data and officers’ quotations (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, (ii) provide such Agent with the officers’ certificates, opinions of counsel and accountants’ letters called for by Sections 6(b), (c) and (d), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 6(f) hereof, and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the Company and the Agents agree that (A) the delivery of any officers’ certificates, opinions of counsel and accountants’ letters pursuant to this Section shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions of counsel and accountants’ letters as provided in Sections 6(b), (c) and (d) hereof, if applicable, and (B) this Section 2(i) shall in no way affect or limit the operation of the provisions of clause (i) of Section 2(h) hereof, which shall have independent application.

(j)               The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent on any Exchange Business Day; provided, however, that the foregoing limitation shall not preclude one or more Principal Transactions with multiple Agents on an Exchange Business Day, provided that the Company discloses such intent to any Agents that would potentially be involved in such one or more Principal Transactions; provided, further, that if there is one or more Principle Transactions with multiple Agents on an Exchange Business Day, there shall be no Agency Transactions on such Exchange Business Day.

(k)              Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

3.         Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Agent, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a)              The Registration Statement has been declared effective by the Commission. There is no order preventing or suspending the use of the Registration Statement or the Prospectus and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; the Registration Statement complied when it was declared effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement or the Prospectus made in reliance upon and in conformity with information concerning the Agents and furnished in writing by or on behalf of the Agents expressly for use in the Registration Statement or the Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)              Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company was, is and will be an “ineligible issuer” (as defined in Rule 405 under the Act), (i) at the time of filing the Registration Statement, (ii) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act and (iii) as of each Representation Date. The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 of the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act). The Company has paid the registration fee for the offering of the Maximum Amount of Shares pursuant to Rule 457 under the Act.

(c)              The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)              The financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement or the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the financial statements of any other business or entity and its consolidated subsidiaries (if any) and the related notes thereto included or incorporated by reference in the Registration Statement or the Prospectus comply in all material respects with the applicable requirements of the Act or the Exchange Act, as applicable, and present fairly in all material respects the consolidated (if applicable) financial position of such entity or business, as the case may be, and its subsidiaries (if any) as of the dates indicated and the results of its or their, as the case may be, operations and the changes in its or their, as the case may be, cash flows for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and all supporting schedules to such financial statements included or incorporated by reference in the Registration Statement fairly present in all material respects the information required to be stated therein. Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement or the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements in all material respects, and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(e)              Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case as supplemented or amended), except as otherwise disclosed therein, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regular quarterly or monthly cash dividends), or any material adverse change, or any development reasonably likely to have a material adverse change, in the business, properties, management, financial position, results of operations, cash flow or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has (A) entered into any transaction or agreement not in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole or (B) incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(f)               The Company and each significant subsidiary of the Company as such term is defined in Rule 1-02 of Regulation S-X (each a “Subsidiary”) (i) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and (iii) have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations, cash flow or business prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The only subsidiaries of the Company are (i) the subsidiaries of the Company listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement and the Prospectus and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X.

(g)              The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are (except as otherwise described in the Registration Statement and the Prospectus), owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h)              This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(i)               The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or in any Terms Agreement, as the case may be, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement and the Prospectus; and the issuance and sale of the Shares are not and will not be subject to any preemptive or similar rights.

(j)               Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or other Organizational Documents (as defined below). Neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(k)              The execution, delivery and performance by the Company of this Agreement and any Terms Agreement, the issuance and sale of the Shares, the compliance by the Company with the terms hereof and of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or other Organizational Documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(l)               No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares, compliance by the Company with the terms of this Agreement or of any Terms Agreement and the consummation of the transactions contemplated by this Agreement or any Terms Agreement, except (i) as have been made or obtained, (ii) as may be required by and made in accordance with or obtained under state securities laws or regulations or the rules of the Financial Industry Regulatory Authority (“FINRA”), (iii) for any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, and (iv) for such filings and approvals as the Exchange may require from time to time.

(m)             Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act or the Exchange Act to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act or the Exchange Act to be filed as exhibits to the Registration Statement or any document incorporated by reference therein or described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so filed as exhibits or so described as required.

(n)               Moss Adams LLP, whose report on the consolidated financial statements of the Company and its consolidated subsidiaries is included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Act. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement or the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act.

(o)               Except as otherwise set forth in the Registration Statement and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p)               The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement and the Prospectus, except where the failure to own or possess such right would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, and the Company has no reason to believe that the conduct of their respective businesses will conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(q)               No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, or stockholders of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents.

(r)                The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement or the Prospectus, the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(s)               The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed; and except as otherwise disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(t)                The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code, for its taxable year ended December 31, 2019. Commencing with its taxable year ended December 31, 2019, the Company has been, and upon the sale of Shares and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. The Company’s current organization and proposed method of operation, as described in the Registration Statement and the Prospectus, will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s current organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(u)               The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except for any such revocation or modification that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(v)               No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, except as would not have a Material Adverse Effect.

(w)              Except as described in the Registration Statement and the Prospectus, (A) there are no proceedings that are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party or (B) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, in either case that could reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries reasonably expect to incur material capital expenditures relating to remediation of matters arising under Environmental Laws.

(x)                Except as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which the Company or any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code) would have any liability (each, a "Plan") has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) neither the Company nor any of its Controlled Group has maintained, sponsored, contributed to or otherwise incurred any liability or obligation under any employee benefit plan, within the meaning of Section 3(3) of ERISA, that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA or the minimum funding standard of Section 412 of the Code or Section 302 of ERISA; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) neither the Company nor any member of the Controlled Group has maintained, sponsored, contributed to or otherwise incurred any liability or obligation with respect to a "multiemployer plan", within the meaning of Section 3(37) of ERISA; and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan. A material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries' most recently completed fiscal year has not occurred and is not reasonably likely to occur.

(y)               Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z)               The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language (“XBRL Data”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting, based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) under the Exchange Act. The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(aa)             The Registration Statement and the documents incorporated by reference therein include and incorporate by reference all XBRL Data required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and regulations applicable thereto.

(bb)            The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses. The Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from insurers of recognized financial responsibility as may be necessary to continue its business as now conducted and at a cost that would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(cc)             Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(dd)            The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)             Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering and the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company (including its predecessors) and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ff)              No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as (i) described in the Registration Statement and the Prospectus or (ii) would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(gg)            Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or an Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(hh)            No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares.

(ii)               Neither the Company nor any subsidiary of the Company nor, to the knowledge of the Company, any affiliate of the Company has taken nor will take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(jj)               The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(kk)             No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)               Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably believes are reliable and accurate in all material respects.

(mm)           All of the Shares that have been or may be sold under this Agreement and any Terms Agreement have been, or will be at the time of issuance, approved for listing, subject only to official notice of issuance, on the Exchange.

(nn)             The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

(oo)             Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that (1) have been remedied without material cost or liability or the duty to notify any other person or (2) did not result in a duty to notify any regulator. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, to the Company’s knowledge, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(pp)            Any certificate signed by any officer, general partner, managing member or other authorized representative of the Company and delivered to the Agents or to counsel to the Agents pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

4.         Certain Covenants of the Company. The Company hereby agrees with each Agent:

(a)               For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any amendment or supplement to the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such amendment or supplement within a reasonable period of time before filing with the Commission or using any such amendment or supplement and the Company will not use or file any such proposed amendment or supplement to which an Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law or regulation.

(b)               To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by each Agent and, at an Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)               Not to make any offer relating to the Shares that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433 of the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act, until the Company becomes eligible to file such free writing prospectus pursuant to Rules 161 and 433 of the Act.

(d)               The Company will not take any action that would result in any Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a “free writing prospectus” (as defined in Rule 405 under the Act) prepared by or on behalf of an Agent that such Agent otherwise would not have been required to file thereunder.

(e)               To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (v) of the occurrence of any event as a result of which the Prospectus includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(f)                In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain its withdrawal.

(g)               To furnish such information as may be required and otherwise reasonably cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(h)               To make available to the Agents at their respective offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement is declared effective, and thereafter from time to time to furnish to the Agents, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) as the Agents may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement or the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(i)                To furnish or make available to the Agents during the Term (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents from time to time during the Term such other information as the Agents may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, as applicable; provided, however, that the Company shall have no obligation to provide the Agents with any document filed on EDGAR or included on the Company’s Internet website.

(j)                If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus as then amended or supplemented in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Shares in the Agents’ capacity as agents, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

(k)               To make generally available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(l)                To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(m)              Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(n)               Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement or the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith (not to exceed $10,000)) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith (not to exceed $10,000)), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement. Additionally, if the aggregate Gross Sales Price of Shares sold pursuant to this Agreement by the first anniversary of the date of this Agreement is less than $60,000,000, then the Company shall reimburse the reasonable and documented out of pocket expenses of the Agents, including the reasonable fees and disbursements of one counsel to the Agents, in connection with the execution of this Agreement and ongoing services in connection with the transactions contemplated hereunder (the “Transaction Fees”), and the Company shall continue to reimburse the Agents for such Transaction Fees incurred until such time as the Company has sold Shares with an aggregate Gross Sales Price of $60,000,000 pursuant to this Agreement, at which time, the Company’s obligation to reimburse the Agents for their Transaction Fees shall terminate.

(o)               With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement or the Prospectus and any amendments or supplements thereto.

(p)               Unless the Company has given written notice to the Agents that the Company has suspended activity under this Agreement and there are no pending Agency Transactions or Principal Transactions, the Company will not, without (A) giving the Agents at least two Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or submit to, or file with, the Commission any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement or the registration statement on Form S-11 (File No. 333-235402) on file with the Commission on the date of this Agreement), or publicly announce the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement, (B) the issuance of shares of Common Stock upon the exercise of outstanding securities disclosed in the Registration Statement and the Prospectus, (C) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder, (D) the offer and issuance or sale of shares of Common Stock pursuant to any dividend reinvestment or direct stock purchase plan that the Company may adopt from time to time and as disclosed in the Registration Statement and the Prospectus, or (E) offers or issuances of securities in connection with bona fide acquisitions by the Company. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(q)               The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(r)                The Company consents to an Agent trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(s)                If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares (or, if it then eligible to so, an automatic shelf registration statement), in a form satisfactory to the Agent, and (if not an automatic shelf registration statement) will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(t)                The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code for the year ending December 31, 2020 and thereafter until the board of directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

5.      Execution of Agreement. Each Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)               the Company shall have delivered to the Agents:

(i)	an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)	(A) an opinion and, if not covered in such opinion, a negative assurance letter of Bryan Cave Leighton Paisner LLP, counsel for the Company, (B) an opinion of Venable LLP, Maryland counsel for the Company, and (C) an opinion and, if not covered in such opinion, a negative assurance letter of the Chief Legal Officer of the Company, each addressed to the Agents and dated the date of this Agreement, in the forms of Exhibit C-1, Exhibit C-2 and Exhibit C-3, respectively, hereto;

(iii)	a “comfort” letter from Moss Adams LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(iv)	a certificate signed by the Company’s Chief Financial Officer, in the form of Exhibit D hereto, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letters referred to in Section 5(a)(iii) hereof;

(v)	evidence reasonably satisfactory to the Agents and their counsel that a supplemental listing application shall have been submitted to the Exchange to list the Shares on the Exchange;

(vi)	resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vii)	such other documents as the Agents shall reasonably request.

(b)               The Agents shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Sidley Austin LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request. Sidley Austin LLP may rely as to matters involving the laws of the State of Maryland on the opinion of Venable LLP or other Maryland counsel reasonably satisfactory to the Agent. Such counsel may also state that, insofar as such letter involves factual matters, it has relied to the extent it deemed proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

6.      Additional Covenants of the Company. The Company further covenants and agrees with each Agent as follows:

(a)               Each Transaction Proposal made by the Company that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement or the Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b)               Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agents shall reasonably request and agree to pay their own fees and expenses in connection therewith; provided, that no Agent shall make such a request, pursuant to this clause (iii), during any period in which there is no proposed Agency Transaction pursuant to a delivery of a Transaction Proposal (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered promptly after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(iv) hereof, modified as necessary to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the Chief Financial Officer’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort” letter dated as of such Bring-Down Delivery Date as the Agents may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and, unless the Agents shall have requested that the Chief Financial Officers’ certificate cover different or additional data as aforesaid, 5(a)(iv) hereof furnished to the Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date; and provided, however, that any obligation under this Section 6(b) with respect to the delivery of officers’ certificates to the Agents shall be waived for any Bring-Down Delivery Date occurring at a time at which no Agency Transaction shall be pending, which waiver shall continue until the earlier of the date the Company delivers a Transaction Proposal hereunder and the next occurring Bring-Down Delivery Date.

(c)       Each Bring-Down Delivery Date, (i) the Company shall, unless the Agents agree otherwise, cause to be furnished to the Agents the written opinion and, if not included in such opinion, negative assurance letter of Bryan Cave Leighton Paisner LLP, counsel to the Company, the written opinion of Venable LLP, Maryland counsel to the Company, the written opinion and, if not included in such opinion, negative assurance letter of the Chief Legal Officer of the Company, each dated as of the applicable Bring-Down Delivery Date and delivered promptly after the applicable Bring-Down Delivery Date, and (ii) the Agents shall have caused counsel to the Agents, Sidley Austin LLP, to have furnished the written opinion and, if not included in such opinion, negative assurance letter of Sidley Austin LLP dated as of the applicable Bring-Down Delivery Date, and delivered promptly after the Bring-Down Delivery Date, or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) or Section 5(b) hereof, as applicable, but modified as necessary to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii) or Section 5(b), as applicable, furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance); provided, however, that any obligation under this Section 6(c) with respect to the delivery of opinions and negative assurance letter to the Agents shall be waived for any Bring-Down Delivery Date occurring at a time at which no Agency Transaction shall be pending, which waiver shall continue until the earlier of the date the Company delivers a Transaction Proposal hereunder and the next occurring Bring-Down Delivery Date.

(d)       Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause Moss Adams LLP to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered promptly after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement or the Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered promptly after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request; provided, however, that any obligation under this Section 6(d) with respect to the delivery of “comfort” letters to the Agents shall be waived for any Bring-Down Delivery Date occurring at a time at which no Agency Transaction shall be pending, which waiver shall continue until the earlier of the date the Company delivers a Transaction Proposal hereunder and the next occurring Bring-Down Delivery Date.

(e)       (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Act; and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to the Agent or the time the applicable Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement or the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to the applicable Agent or the time such Agent delivers a Transaction Acceptance to the Company.

(f)        The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of Moss Adams LLP (and, if the Registration Statement or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents and (ii) at each Bring-Down Delivery Date and otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Moss Adams LLP (and, if the Registration Statement or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and their counsel.

(g)       The Company shall disclose, in its quarterly reports on Form 10-Q and in its Annual Report on Form 10-K, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such annual report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents. The Agents will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7.     Conditions of the Agents’ Obligation. An Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)       At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement and the Prospectus.

(v)	Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(vi)	The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)	(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)	(A) No order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission; (B) the Prospectus shall have been timely filed with the Commission under the Act; (C) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agents; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement or the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent delivers a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Agents shall have reasonably objected in writing.

(b)       Promptly after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received the officers’ certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that an Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by such Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that such Agent shall have received the documents described in the preceding sentence.

8.      Termination.

(a)	(i)	The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(n)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

(b)	(i)	Each Agent may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(n)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, and (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If an Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)       This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(n)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)       Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.      Indemnity and Contribution.

(a)       The Company agrees to indemnify and hold harmless each Agent, its affiliates, directors and officers and each person, if any, who controls such Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any issuer free writing prospectus as defined in Rule 433(h) under the Act, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in subsection (b) below.

(b)       Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Company in writing by the Agents expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the names of the Agents appearing in the Prospectus Supplement.

(c)       If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) will, as promptly as reasonably practicable after receipt of notice of commencement of any such suit, action or proceeding, claim or demand, notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and documented expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents and their affiliates, directors and officers who signed the Registration Statement and control persons, if any, or (B) the Company, its directors, its officers and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents and their affiliates, directors and officers who signed the Registration Statement and control persons, if any, shall be designated in writing by the Agents, and any such separate firm for the Company, its directors, its officers and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request and information, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement unless such failure to reimburse the Indemnified Person is based on a dispute with a good faith basis as to either the obligation of the Indemnifying Person arising under this Section 9 to indemnify the Indemnified Person or the amount of such obligation and the Indemnifying Person shall have notified the Indemnified Person of such good faith dispute prior to the date of such settlement.

(d)       If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the applicable Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Agent, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the applicable Agent in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company, on the one hand, and the applicable Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)       The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations to contribute pursuant to this Section 9 are several in proportion to the number of Shares placed by each such Agent in the applicable offering and not joint.

(f)       The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.    Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agents, shall be sufficient in all respects if delivered or sent to (i) J.P. Morgan Securities LLC, 383 Madison Avenue, 7th Floor, New York, New York 10179, to the attention of Special Equities Group, Stephanie Little (email stephanie.y.little@jpmorgan.com) and Brett Chalmers (email brett.chalmers@jpmorgan.com), (ii) B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: Syndicate Department, (iii) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile No.: (646) 834-8133, (iv) JMP Securities LLC to the Attention of Tosh Chandra, Managing Director, Investment Banking at tchandra@jmpsecurities.com and Walter Conroy, Chief Legal Officer at wconroy@jmpg.com and (v) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Brad Cole, General Counsel – Global Equities, and, if to the Company, shall be sufficient in all respects if delivered or sent to it at 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, Attn: David Schneider (email david@broadmark.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the applicable Agent by telephone or email to (a) if to J.P. Morgan Securities LLC, to Stephanie Little at telephone number (312) 732-3229 or email stephanie.y.little@jpmorgan.com and Brett Chalmers at telephone number (212) 622-2252 or email brett.chalmers@jpmorgan.com or to (b) B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: Syndicate Department, (c) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile No.: (646) 834-8133, (d) JMP Securities LLC to the Attention of Tosh Chandra, Managing Director, Investment Banking at tchandra@jmpsecurities.com and Walter Conroy, Chief Legal Officer at wconroy@jmpg.com, or (e) if to Raymond James & Associates, Inc., to Brad Cole, General Counsel – Global Equities at telephone number (727) 567-2002 or email Brad.cole@raymondjames.com; and Transaction Acceptances shall be delivered by the applicable Agent to the Company by email to David Schneider (email david@broadmark.com).

11.    No Fiduciary Relationship. The Company acknowledges and agrees that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Agent is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent shall have any responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

12.   Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13.   Miscellaneous.

(a)       Governing Law. This Agreement, any Terms Agreement and any claim, controversy or dispute arising under or relating to this Agreement or any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)       Submission to Jurisdiction. The Company and each Agent hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Agent waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and each Agent agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or such Agent, as applicable, and may be enforced in any court to the jurisdiction of which Company or such Agent is subject by a suit upon such judgment.

(c)       Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement and any Terms Agreement.

14.    Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through an Agent shall be deemed to be a successor merely by reason of purchase.

15.    Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Agreement.

16.   Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agents pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agents.

17.   Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18.   Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.  Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow such Agent to properly identify its clients.

20.  Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

21.  Headings. The headings herein and in any Terms Agreement are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement or any Terms Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agents.

Very truly yours,

Broadmark Realty Capital Inc.

By:	/s/ David Schneider
Name: David Schneider
Title: Executive Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little

Name: Stephanie Little

Title: Executive Director

BARCLAYS CAPITAL INC.

By:	/s/ Nicholas Cunningham

Name: Nicholas Cunningham

Title: Managing Director

B. RILEY SECURITIES, INC.

By:	/s/ Jimmy Baker

Name: Jimmy Baker

Title: Executive Vice President

JMP SECURITIES LLC

By:	/s/ Kale Fein

Name: Kale Fein

Title: Vice President

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Larry M. Herman

Name: Larry M. Herman

Title: Managing Director

Schedule A

Authorized Company Representatives

Name	Title
Jeffrey Pyatt	President and Chief Executive Officer
David Schneider	Executive Vice President and Chief Financial Officer
Nevin Boparai	Executive Vice President and Chief Legal Officer

Exhibit A

Broadmark Realty Capital Inc. Common Stock

TERMS AGREEMENT

_____________, 20__

[Agent’s Name]

[Address]

Broadmark Realty Capital Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated March 2, 2021 (the “Distribution Agreement”) among the Company, J.P. Morgan Securities LLC, Barclays Capital Inc., B. Riley Securities, Inc., JMP Securities LLC and Raymond James & Associates, Inc. (each, an “Agent” and collectively, the “Agents”), to issue and sell to [_____] (the “Designated Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by an Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Designated Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to each Agent trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Designated Agent and the Company.

Broadmark Realty Capital Inc.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[_________]

By:
Name:
Title:

A-2

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.001 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by the Designated Agent:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Designated Agent’s account, or the account of the Designated Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any amendments or supplements to the Registration Statement, the Prospectus and any documents incorporated by reference therein):

(1) the officers’ certificate referred to in Section 5(a)(i);

(2) the opinions and negative assurance letters of the Company’s outside counsel and Maryland counsel referred to in Section 5(a)(ii);

(3) the “comfort” letters referred to in Section 5(a)(iii);

(4) the Chief Financial Officer’s certificate referred to in Section 5(a)(iv);

(5) the opinion and negative assurance letter referred to in Section 5(b); and

(6) such other documents as the Agent shall reasonably request.

[Lockup:]

[•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

A-3

Exhibit B

OFFICERS’ CERTIFICATE

Dated __________, 20__

We, [name], [title] of Broadmark Realty Capital Inc., a Maryland corporation (the “Company”), do hereby certify that this certificate is signed by us pursuant to the Distribution Agreement dated March 2, 2021 among the Company, J.P. Morgan Securities LLC, Barclays Capital Inc., B. Riley Securities, Inc., JMP Securities LLC and Raymond James & Associates, Inc. (the “Agreement”), and do hereby further certify on behalf of the Company, as follows:

1.       The representations and warranties of the Company in the Agreement to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date are true and correct in all material respects on and as of the date hereof as though made on and as of this date, except for those representations and warranties that speak solely as of a specific date, which were true and correct on such date;

2.       The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof; and

3.       The Company’s Registration Statement (File No. 333-251075) and any post-effective amendments thereto were declared effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

Name:
Title:

Name:
Title:

B-2

Exhibit C-1

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF
BRYAN CAVE LEIGHTON PAISNER LLP,
COUNSEL TO THE COMPANY

Exhibit C-2

FORM OF OPINION
OF VENABLE LLP, MARYLAND COUNSEL TO THE COMPANY

Exhibit C-3

FORM OF OPINION
OF CHIEF LEGAL OFFICER TO THE COMPANY

Exhibit D

Chief Financial Officer Certificate

Dated __________, 20__

The undersigned, David Schneider, Chief Financial Officer of Broadmark Realty Capital Inc., a Maryland corporation (the “Company”), does hereby certify, pursuant to the Distribution Agreement dated March 2, 2021 (the “Distribution Agreement”) among the Company, J.P. Morgan Securities LLC, Barclays Capital Inc., B. Riley Securities, Inc., JMP Securities LLC and Raymond James & Associates, Inc., that:

I have reviewed the data included as Exhibit A hereto, which was included in the Registration Statement, the Prospectus and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. This will confirm that the financial data that is circled or otherwise indicated on Exhibit A hereto has been derived from the accounting and other records of the Company and its subsidiaries and has been prepared, to the extent applicable, in compliance with the requirements of Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, and that all such data is accurate and fairly presented in all material respects.

Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Distribution Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

[Signature Page Follows]

Broadmark Realty Capital Inc.

By:
Name:
Title:

D-2